AMENDMENT TO

EMPLOYMENT AGREEMENT

(Restated as of December 31, 2007)

WHEREAS, Core Laboratories N.V. and David M. Demshur have heretofore entered into that certain Employment Agreement (Restated as of December 31, 2007) (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement as provided herein;

NOW, THEREFORE, the Agreement is amended hereby effective as of January 1, 2010 (the “Effective Date”), as follows:

1. Section 2.2 is amended by changing the stated percentage from 150% to 175% such that the section would now read as follows:

“Executive shall be eligible to receive an annual bonus of up to 175% of Executive’s annual base salary with the amount of such bonus to be determined by the Committee based upon criteria established from time to time by the Committee.”

2. As amended hereby, the Agreement is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 1st day of March, 2010, effective for all purposes as of the Effective Date.

CORE LABORATORIES N.V.
By Core Laboratories International B.V.,
its sole managing director

By:           /s/ Jan Willem Sodderland
Jan Willem Sodderland
Managing Director of Core Laboratories
International B.V.

/s/ David M. Demshur
David M. Demshur